SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                         Commission Only (as permitted
                                         by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                        DATRON SYSTEMS INCORPORATED
- --------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
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     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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

                   DATRON SYSTEMS INCORPORATED

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
        TO BE HELD TUESDAY, AUGUST 15, 1995 AT 11:00 A.M.

To the Stockholders of Datron Systems Incorporated:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DATRON SYSTEMS INCORPORATED will be held at the Company's headquarters at 304 Enterprise Street, Escondido, California on August 15, 1995 at 11:00 A.M. for the following purposes:

          1. To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

          2.   To approve the 1995 Stock Option Plan of the Company; and

          3. To transact any other business that properly comes before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on June 16, 1995 are entitled to notice of, and to vote at, the meeting and any adjournments and postponements thereof.

                              By Order of the Board of Directors


                              Victor A. Hebert
                              Secretary

Escondido, California
July 6, 1995
___________________________________________________________________________

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
          PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD
          AS SOON AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE.
__________________________________________________________________________

                    DATRON SYSTEMS INCORPORATED
                            _________

                         PROXY STATEMENT


To the Stockholders of Datron Systems Incorporated:

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Datron Systems Incorporated, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders and any adjournments and postponements thereof (the "Annual Meeting") to be held at 11:00 a.m. on Tuesday, August 15, 1995, at the Company's principal executive offices. The Company's principal executive offices are located at 304 Enterprise Street, Escondido, California 92029; the Company's telephone number is (619) 747-3734.

     Only stockholders of record as of the close of business on June 16, 1995 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 2,596,222 shares of the Company's common stock, $0.01 par value, (the "Common Stock") were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held.

     Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting alone will not revoke a proxy.

     A stockholder who abstains from voting on any or all matters will be deemed present at the meeting for quorum purposes, but will not be deemed to have voted on the particular matter (or matters) as to which the stockholder has abstained. Similarly, in the event a nominee (such as a brokerage firm) holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and/or does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

     The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders is July 6, 1995. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. Costs of solicitation will be borne by the Company.


              PROPOSAL 1 - NOMINATION AND ELECTION OF DIRECTORS

     Nominees

     Seven directors are to be elected at the Annual Meeting to serve until the next annual meeting and until their respective successors are elected and qualified. The Company will nominate the seven incumbents. If any incumbent is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. Proxies received will be voted "FOR" the election of the nominees named below unless marked to the contrary. Pursuant to applicable Delaware law, assuming the presence of a quorum, seven directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, the seven nominees who receive the highest number of votes in favor of their election will be elected, regardless of the number of abstentions or non-votes.

     The following table sets forth certain information regarding each nominee as of June 16, 1995.

                                                     Common Stock
                           Positions with            Beneficially    Percentage
Name                 Age   the Company               Owned <F1> <F2>   Ownership
- -------------------  ---   -----------------------   -------------   ----------
Richard W. Pershing   67   Chairman of the Board;      81,506<F3>       3.1%
                           Director

David A. Derby        53   President and Chief         93,128           3.5%
                           Executive Officer; Director

Prentis C. Hale       84   Director                    90,091<F4>       3.5%

Kent P. Ainsworth     49   Director                    19,037           0.7%

Adrian C. Cassidy     79   Director                    16,050<F5>       0.6%

Peter F. Scott        68   Director                    13,072<F6>       0.5%

Robert D. Sherer      59   Director                     5,400           0.2%

<F1> Assumes the exercise of all outstanding options held by such person to the extent exercisable on or before August 15, 1995, and that no other person has exercised any outstanding options. Includes 11,000, 37,500, 10,000, 10,000, 10,000, 10,000 and 5,000 shares subject to options held by Messrs, Pershing, Derby, Hale, Ainsworth, Cassidy, Scott and Sherer, respectively.

<F2>  The persons names in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the other footnotes to this table.

<F3> Includes 26,000 shares listed under Mr. Hale's name which are owned of record by two trusts of which Mr. Pershing and Mr. Hale are two of three co-equal trustees who may act only by majority vote, and excludes 1,099 shares owned of record by Mr. Pershing's wife. Mr. Pershing disclaims beneficial ownership of all such shares. None of the beneficiaries of the trusts of which Mr. Pershing is a trustee is related to Mr. Pershing.

<F4> Includes 26,000 shares owned of record by two trusts of which Mr. Hale is one of three co-equal trustees who may act only by majority vote, and excludes 208,649 shares owned of record by a revocable trust of which Mr. Hale's wife is the sole trustee. Mr. Hale disclaims beneficial ownership of all such shares except for 5,638 shares owned of record by a trust of which Mr. Hale is the beneficiary. The remaining trusts are for the benefit of relatives of Mr. Hale who are not minor children, or the spouse of, Mr. Hale.

<F5> Includes 6,050 shares owned by a trust of which Mr. Cassidy is co-trustee and a beneficiary.

<F6> Includes 3,072 shares owned by a trust of which Mr. Scott is a co-trustee and a beneficiary.

     Business Experience of the Nominees

     Richard W. Pershing has been a director of the Company since 1979 and Chairman of the Board of Directors of the Company since September 1984.

     David A. Derby has been a director, President and Chief Executive
Officer of the Company since May 1982. He also was President of the Company's wholly owned subsidiary, Datron World Communications Inc.(formerly known as Trans World Communications, Inc.), from March 1993 through March 1995.

     Kent P. Ainsworth has been a director of the Company since May 1985.
From May 1985 until December 1986, he was President and Chief Executive Officer of Hale Systems, Inc., of which the Company's predecessor, a California corporation, was a subsidiary prior to May 1985. From January until October 1987, Mr. Ainsworth was a consultant. From October 1987 through February 1990, Mr. Ainsworth was Chief Financial Officer of Di Giorgio Corporation. He is presently Vice President and Chief Financial Officer of U.R.S. Corporation.

     Prentis C. Hale has been a director of the Company since September 1984. He is a former director of Carter Hawley Hale Stores, Inc.

     Adrian C. Cassidy has been a director of the Company since September 1984. He was a director of Basic American Foods, Inc. from 1979 to 1988.
He is presently a director of Clemente Global Growth Fund, Inc. and First Philippine Fund, Inc., positions he has held since 1987 and 1989, respectively. From June 1986 to April 1990, he was senior marketing executive for Discount Corporation of New York Advisors. He also works as a financial consultant.

     Peter F. Scott became a director of the Company in September 1984. He was a director, President, Chief Executive Officer and Chairman of Di Giorgio Corporation from 1974, 1980, 1982 and 1984, respectively, through February 1990. On July 1, 1992 Mr. Scott became President and Chief Executive Officer of Blue Shield of California. He retired from that position on October 1, 1993.

     Robert D. Sherer became a director of the Company in May 1989. He is the President and owner of Quality Concepts, Inc., which he founded in 1986.

     All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. There are no family relationships between any directors or executive officers of the Company.

     Meetings and Committees of the Board

     Regular meetings of the Board are generally held on a quarterly basis, while special meetings are called when necessary. The Board held six (6) meetings during the fiscal year ended March 31, 1995 ("Fiscal 1995").
During Fiscal 1995, each director attended 75% or more of the meetings of the Board and of Board committees on which such director served, with the exception of Mr. Hale, who attended 50% of the meetings. Each director who is not an employee of the Company receives an attendance fee of $1,000 for each meeting of the Board and $500 for each meeting of any committee on which the director serves and an annual retainer of $5,000.

     The Board has two standing committees, the Audit Committee and the Compensation Committee.

     Audit Committee

     During Fiscal 1995, the Audit Committee consisted of Messrs. Ainsworth, Scott and Sherer. This committee consults with the Company's auditors concerning their auditing plan, the results of their audit, the appropriateness of accounting principles utilized by the Company and the adequacy of the Company's general accounting controls. This committee met two (2) times during Fiscal 1995.

    Compensation Committee

     During Fiscal 1995, the Compensation Committee consisted of Messrs. Ainsworth, Cassidy and Scott. The function of the Compensation Committee is to recommend to the Board of Directors the salary and bonus levels of officers and directors of the Company, and to administer the Company's 1985 Stock Option Plan. The Compensation Committee met three (3) times during Fiscal 1995.


         PROPOSAL 2 - APPROVAL OF 1995 STOCK OPTION PLAN

Description of the Plan

     The Board of Directors has adopted, subject to stockholder approval, the 1995 Stock Option Plan (the "Plan"). The Plan is intended to encourage selected employees and directors to improve operations and increase profits of the Company and accept or continue employment or association with the Company or its subsidiaries, and to increase the interest of selected employees in the Company's welfare through their participation in the growth in value of the Common Stock of the Company. The Plan would be effective for a period of ten years from February 7, 1995. The Plan provides for the grant of incentive stock options ("ISOs") intended to meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQOs") (ISOs and NQOs granted under the Plan are collectively referred to as "Options") and stock appreciation rights ("SARs").

     The Plan is being adopted as a successor to the Company's 1985 Stock Option Plan (the "1985 Plan"). The 1985 Plan, which expired in May 1995, has been the principal vehicle for providing stock options to directors, officers and employees for the past decade. The new Plan permits up to 500,000 shares of Common Stock to be issued pursuant to Options granted under the Plan or to underlie SARs (as defined below) issued pursuant to the Plan. The 500,000 share limit is effectively reduced, however, by (i) the 260,800 options outstanding under the 1985 Plan as of February 6, 1995 (the date immediately preceding adoption of the Plan) and (ii) the 35,000 options granted under the 1985 Plan between February 7, 1995 and the 1985 Plan's expiration in
May 1995. Because 2,500 options expired between February 6 and June 16, 1995 and the shares underlying them are therefore again available for issuance, at June 16, 1995, there were 206,700 shares available for issuance under the Plan. Of these 206,700 shares, 61,073 were available under the 1985 Plan at the time of its expiration, so that the net increase in the number of shares available for issuance pursuant to options as a result of adoption of the Plan is 145,627. Shares underlying Options or SARs granted under the Plan or the 1985 Plan that are canceled or expire unexercised become available again for grants under the Plan. The market value as of June 16, 1995 of the 444,000 shares of the Company's Common Stock which either underlie Options outstanding under the 1985 Plan on that date (and which could be issued pursuant to future grants under the Plan if those Options are canceled or expire unexercised) or are presently available for grants under the Plan is $4,995,000. As of June 16, 1995 no new Options have been granted under the Plan.

     The Plan will be administered by the Compensation Committee of the Board in accordance with the disinterested administration requirements promulgated by the Securities and Exchange Commission. Under the Plan, the Compensation Committee may grant Options to full-time employees of the Company or a parent or subsidiary of the Company ("Affiliate"), as defined in the Code, including officers and directors, but may grant only NQOs to nonemployee directors.

     The exercise price of ISOs is the fair market value of the underlying shares on the date of the grant. No ISO will be granted to an employee who owns stock of the Company possessing more than 10% of the total combined voting power of the Company's stock, or the stock of any Affiliate of the Company, unless the exercise price of the ISO at the time the Option is granted is at least 110% of the fair market value of the underlying stock at the time of the grant, and the exercise period is no more than five years. The exercise price of NQOs may not be less than 85% of the fair market value of the shares on the date of grant.

     NQOs must be exercised within ten years and two days from their effective date and ISOs must be exercised within ten years from their effective date (or five years for an ISO granted to a person who owns more than 10% of the total combined voting power of the Company's stock or the stock of any Affiliate), unless an earlier date is specified by the Compensation Committee. Unless otherwise provided by the Compensation Committee, Options become exercisable in three substantially equal annual installments commencing one year after the effective date of the Options.

     The Plan grants the Compensation Committee the right to issue stock appreciation rights ("SARs") to Plan participants. As a result, a SAR may be granted with respect to shares of Common Stock subject to any Option ("Related Right") held by the person (whether previously or concurrently granted), or may be granted without reference to any Related Right.
If a SAR is exercised, the Related Right, if any, will be canceled to the extent of the number of shares with respect to which the SAR was exercised. Upon the exercise or termination of a Related Right, a SAR granted with respect thereto also will terminate to the extent of the number of shares as to which the Related Right was exercised or terminated. The holder of a SAR is entitled upon exercise to receive payment of an amount representing the appreciation in the market value (as defined in the Plan) of the number of shares with respect to which the SAR was granted over a stated price specified in a written agreement evidencing grant of the SAR. In the case of a SAR granted with respect to a Related Right, the stated price will be the exercise price per share of stock covered by the Related Right. Market value, in general, is defined for this purpose as the market price of the Common Stock on a national stock exchange or as quoted on NASDAQ on the date on which the SAR is exercised or, if the SAR must be exercised within a "window period," the highest market price of the Common Stock during the window period in which the SAR is exercised. As of June 16, 1995, no SARs have been issued under either the 1985 Plan or the 1995 Plan.

     Payment for shares acquired pursuant to the Plan may be, in the discretion of the Compensation Committee, by cash, check, the optionee's full recourse promissory note for a portion of the aggregate exercise price of the Option or the delivery of other property of the Optionee (including shares of Common Stock) to the extent such property constitutes valid consideration for shares of the Company's Common Stock. The Compensation Committee may, in certain circumstances, make shares issued under the Plan subject to repurchase at the option of the Company. The Board may amend, alter, suspend or discontinue the Plan at any time without stockholder approval, except to the extent that stockholder approval is required by applicable law. No such action can be taken, however, if the action would impair the rights of any grantee under any Option previously granted without the grantee's consent.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based upon current statutes, regulations, and interpretations thereof, and has been prepared under the supervision of Heller, Ehrman, White & McAuliffe.

     Federal income tax consequences associated with stock options are complex and vary depending upon an optionee's individual circumstances. Accordingly, what follows is not a complete description of the federal income tax consequences of the Plan or transactions therewith.

     Nonqualified Stock Options. Under current Treasury Regulations, nonqualified stock options granted under the Plan do not have readily ascertainable fair market value at the time of grant. Thus, the optionee does not recognize income at the time of grant. The optionee will recognize ordinary income at the time the option is exercised to the extent that the fair market value of the shares purchased exceeds the exercise price for those shares. The optionee's tax basis for the purchased shares will be their fair market value on the date the option is exercised, and the holding period for purposes of determining whether capital gain or loss upon sale is long or short-term will begin on the date of purchase.

     If shares acquired by exercise of a NQO are subject to a right of repurchase by the Company, or if they are acquired by an officer or director of the Company or other person subject to Section 16(b) of the Exchange Act,
Section 83 of the Code may delay the time that the optionee has taxable income due to the exercise of the NQO and the time that the holding period of the shares begins for long-term capital gain or loss purposes.

     The amount recognized as ordinary income by an optionee who is an employee constitutes "supplemental wages" subject to withholding of federal tax by the Company. The Company may compute the amount to be withheld in accordance with either of two methods: (1) using a flat 28 percent rate without allowance for the optionee's withholding exemptions; or (2) treating the amount of ordinary income as regular wages either for the payroll period in which the ordinary income was recognized or for the last preceding payroll period. As with other wages, the Company may deduct the amount of "supplemental wages" related to the exercise of NQOs when computing its taxable income.

     Upon sale of the purchased shares for which the Company had no right of repurchase and the optionee was not subject to Section 16(b) of the Exchange Act, or for which a valid Section 83(b) election was made (and other than pursuant to the Company's right of repurchase) or after the lapse of the Company's right of repurchase or the Section 16(b) restriction, the optionee will recognize capital gain or loss to the extent of the difference between the sale price of the purchased shares and the optionee's tax basis in the shares. Capital gain or loss will be long-term if the shares are held more than one year.

     If an optionee uses other shares of the Company's Common Stock (other than certain shares acquired by exercise of ISOs, see below) to pay all or part of the option exercise price, the optionee will not recognize gain or loss on the previously owned shares. Under applicable rulings and regulations, shares acquired upon exercise of a NQO that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been exchanged for the surrendered shares, taking as their basis and holding period the basis and holding period that the surrendered shares had in the employee's hands. If the surrendered shares were acquired by exercise of an ISO, and have not satisfied the one- and two-year holding period requirements for favorable federal income tax treatment at the time of the surrender, the newly acquired shares substituted for them will remain subject to the federal income tax rules governing the surrendered shares.
See "Incentive Stock Options" below. Other tax consequences are as described above, determined as if the optionee had exercised the option with cash equal to the fair market value of the surrendered shares.

     Incentive Stock Options. An optionee recognizes no income upon the grant or exercise of an option granted pursuant to the Plan that qualifies as an ISO under Section 422 of the Code. However, for purposes of determining whether an optionee will be subject to the alternative minimum tax, the ISO rules do not apply and the exercise of an ISO will be treated under the general rules of Section 83. Generally, this means that the amount by which the fair market value, measured at the exercise date, of the shares received upon exercise of an ISO ("ISO shares") exceeds the exercise price for such shares could subject the optionee to the "alternative minimum tax." However, if the ISO shares are subject to a right of repurchase or if the optionee is subject to restrictions imposed by Section 16(b) of the Securities Exchange Act, and the optionee does not make a valid election under Section 83(b) of the Code, the amount by which the fair market value of the shares at the time the restriction lapses exceeds the exercise price will be included in "alternative minimum taxable income." In general, the alternative minimum tax is equal to 26 percent of the excess of the optionee's "alternative minimum taxable income" over a base amount (28 percent if the excess of "alternative minimum taxable income" over the base amount exceeds $175,000) and is payable only if it is more than the optionee's regular federal income tax. "Alternative minimum taxable income" includes tax preference items and is determined by making certain adjustments to regular taxable income. For purposes of computing the alternative minimum tax, the optionee's basis in the ISO shares will be determined under Section 83. In addition, any alternative minimum tax paid as to certain tax preference items and adjustments
(including the ISO adjustment), for years after 1986 is generally creditable against any excess of an individual's regular income tax over his or her alternative minimum tax in later years.

     An optionee generally will be entitled to long-term capital gain treatment upon sale of ISO shares if the sale occurs after both (1) two years from the grant date, and (2) one year from the date the optionee receives the ISO shares. If the ISO shares are sold or disposed of (other than in certain tax-free exchanges) before these holding periods have expired (a "disqualifying disposition"), the excess of the fair market value of the shares at the time of exercise over the exercise price (but generally not more than the amount of gain) is taxable as ordinary income.If the ISO shares are purchased subject to a right of repurchase by the Company or if the optionee would be subject to Section 16(b) of the Exchange Act and the optionee does not file an election under Section 83(b) of the Code within 30 days after the purchase date, the fair market value of the ISO shares will be measured at the date of the repurchase right or the Section 16(b) restriction lapses, not at the purchase date. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess will be capital gain, which will be long-term if the shares are held more than one year. The holding period is measured from (i) the purchase date if the shares were not subject to any restrictions or if a valid Section 83(b) election has been filed or (ii) from the date the Company's repurchase right or the Section 16(b) restriction, if any, lapses.

     The Company receives no deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the optionee upon a disqualifying disposition. To enable the Company to learn of a disqualifying disposition and ascertain the amount of the deduction to which it is entitled, an optionee is required to notify the Company in writing, before the disqualifying disposition, of the intended date and terms of the disposition and to comply with any other requirements that may be included in the Option Agreement to ensure that the Company is able to secure any tax deduction to which it is entitled and to report any compensation attributable to the disqualifying disposition as may be required. The Company may also give appropriate instructions, which may take the form of legends on share certificates, to insure that such requirements are satisfied before stock may be transferred.

     If shares of Common Stock (other than certain "statutory option stock" surrendered in a disqualifying disposition) are delivered in payment of the exercise price of an ISO, appreciation in value of the surrendered shares is generally not taxed at that time. Under proposed Treasury Regulations, shares acquired upon exercise which are equal in value to the fair market value of the surrendered shares take as their basis and holding period for capital gain or loss purposes (but not for purposes of the ISO holding period requirements) the basis and holding period which the surrendered shares had in the optionee's hands, but otherwise are treated as newly acquired under the ISO. Additional shares acquired by exercise of the ISO are treated as shares newly acquired under the ISO with zero basis. In the event of a disqualifying disposition, shares with the lowest basis are deemed disposed of first.

     If "statutory option stock" (ISO shares or shares acquired under a qualified employee stock purchase plan) is surrendered to exercise an ISO before the holding periods for favorable tax treatment for such stock have been met, then the transferred statutory option stock is treated as sold in a "disqualifying disposition" on the date of the surrender.

     Proposal

     The Company is requesting that stockholders approve the 1995 Plan. The approval is required to permit the Plan to be qualified under Rule 16b-3 and to permit grants of ISOs. Approval of the Plan requires an affirmative vote by the holders of a majority of the outstanding shares.


                     EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth information regarding the compensation for services in all capacities paid or accrued for the Fiscal Years indicated by the Company (a) to the Chief Executive Officer of the Company and (b) to the two executive officers of the Company whose combined salary and bonuses exceeded $100,000 for Fiscal 1995. No other executive officer of the Company received salary and bonus of more than $100,000 during Fiscal 1995.

                                Annual Compensation            Long-Term
                                                              Compensation
                               ------------------------------------------
                    Fiscal                                      Awards
                    Year                          Other      Securities Under-  All Other
Name and Principal  Ended      Salary   Bonus    Annual      lying Options/SARs Compensation
Position            March 31,   ($)      ($)    Compensation     (#)<F1>          ($)
- ------------------  ---------  -------  ------  ------------  ----------------  ------------
David A. Derby,        1995     249,995  114,290      471<F2>      0             20,826<F3>
President and Chief    1994     227,507  219,050    2,049<F2>      0             95,858<F4>
Executive Officer      1993     212,000   0         1,105<F2>      0                0

Richard W. Pershing,   1995     119,995   57,145    3,552<F2>      0             20,826<F3>
Chairman of the        1994     108,525  109,525    2,624<F2>      0             20,858<F5>
Board                  1993     100,000    0        1,433<F2>      0                0

William L. Stephan,    1995     120,016   57,145    2,236<F2>      0             20,826<F3>
Vice President, Chief  1994      52,622   33,000      656<F2>    20,000             0
Financial Officer and  1993        --       --         --          --              --
Treasurer<F6>
- ---------------------------------------------------------------------------------------------

<F1> Options granted were ISOs with a term of ten years.  The options vest in substantially equal portions at the end of the first, second and third years following the date of grant.

<F2> Amounts paid under an arrangement by which the Company reimburses officers of the Company for medical expenses not paid for under the Company's regular health insurance plan.

<F3> Represents a $20,826 contribution to the Company's Qualified Employee
Profit Sharing Plan.

<F4> Includes a $75,000 relocation allowance and a $20,858 contribution to the
Company's Qualified Employee Profit Sharing Plan.

<F5> Represents a $20,858 contribution to the Company's Qualified Employee
Profit Sharing Plan.

<F6> Mr. Stephan joined the Company as its Vice President, Chief Financial
Officer and Treasurer effective November 1, 1993.

     Fiscal 1995 Option Grants

     No options were granted during Fiscal 1995 to the Company's executive officers.

     Fiscal Year 1995 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information with respect to the options held at the end of Fiscal 1995 by the Company's Chief Executive Officer and both of the other executive officers named in the Summary Compensation Table.

                                                                         Value of Unexercised
                                               Number of Unexercised     In-the-Money Options/SARs
                                                 Options/SARs at          at Fiscal Year-End<F1>
                        Shares       Value       Fiscal Year-End (#)              ($)
                       Acquired on  Realized   ------------------------- -------------------------
Name                   Exercise (#)   ($)      Exercisable Unexercisable Exercisable Unexercisable
- --------------------   ------------ --------   ----------- ------------- ----------- -------------
David A. Derby, CEO       12,556     51,794     52,500          0           276,750        0
Richard W. Pershing        7,336     30,261     16,000          0            77,000        0
William L. Stephan<F2>       0         0         6,600      13,400           18,975      38,525

<F1> Market value of the underlying securities at fiscal year-end minus the exercise price of "in the money" options.

<F2> Mr. Stephan joined the Company as its Vice President, Chief Financial Officer
and Treasurer effective November 1, 1993.

     Employment Contracts and Indemnification Agreements

     Employment Contracts

     The Company has an employment agreement with Mr. Derby (the "Agreement") providing for Mr. Derby's services as President and Chief Executive Officer of the Company pursuant to which he is currently paid at an annual salary of $250,000, with vacation, holidays, insurance and other benefits permitted under policies established by the Board. The Agreement provides that, upon an assignment of the Agreement by the Company, Mr. Derby has the right to terminate the Agreement if any successor entity is not acceptable to him.
The Agreement will expire on April 30, 1998, unless sooner terminated under the terms of the Agreement. The Company may terminate the Agreement if Mr. Derby commits any material act of dishonesty in the discharge of his duties. The Company has a substantially similar employment agreement, which expires on April 30, 1998, with Mr. Pershing providing for Mr. Pershing's services as Chairman of the Board pursuant to which he is currently paid at an annual salary of $120,000.

     Indemnification Agreements

     Mr. Derby and both of the other executive officers identified in the Summary Compensation Table (as well as the Company's other officers and directors) are parties to Indemnification Agreements with the Company in substantially the form approved by the stockholders at the 1992 Annual Meeting.

     Loans

     In 1988, the Company established the Key Employee Stock Purchase Plan to assist key employees in acquiring an equity stake in the Company. Pursuant to the plan, Mr. Derby has been loaned money by the Company to acquire shares of the Company's Common Stock. During Fiscal 1995, Mr. Derby had outstanding a full recourse promissory note in the original principal amount of $164,000 payable to the Company, the proceeds of which he used to acquire 25,000 shares of Common Stock on April 11, 1988.

     In June 1995, Mr. Derby exercised an incentive stock option to acquire 15,000 shares of Common Stock granted to him under the 1985 Stock Option Plan. As partial payment for the exercise price, Mr. Derby was loaned $80,000 by the Company and he executed a full recourse promissory note in the same amount payable to the Company on June 12, 1998.

     Compensation Committee Report on Executive Compensation

     Set forth below is a report of the Compensation Committee with respect to the Company's compensation policies during Fiscal 1995 as they affect the Company's Chief Executive Officer and the Company's other executive officers.

     Compensation Policies For Executive Officers

     The Company's compensation policies for its executive officers are designed to provide compensation levels that are competitive with those of other similar companies and thereby to enable the Company to attract and retain qualified executives. More specifically, the Company's compensation policies aim, through a combination of base salary, annual bonus and equity-based compensation, to motivate officers to assist the Company in meeting the Company's annual and long-range business objectives and thereby to enhance stockholder value.

     Each of the Company's executive officers receives a base salary. The Company sets base salary for executive officers based upon a number of factors, including the particular qualifications of the executive, levels of pay for similar positions at public and private companies of comparable size and in comparable businesses to that of the Company, the degree to which the executive can help the Company achieve its goals, and direct negotiation with the executive.

     At present, the annual base salaries of Mr. Pershing as Chairman of the Board and Mr. Derby as Chief Executive Officer are $120,000 and $250,000, respectively. There was no proposal from the executive officers and no discussions by the Compensation Committee with respect to changes in these base salaries for Fiscal 1995. Accordingly, the base salaries were unchanged from those paid in Fiscal 1994.

     An important element of the Company's compensation for executive officers are bonuses which are tied closely to the Company's annual financial results. The executive officers named in the Summary Compensation Table participate in two bonus plans. The first of these is the Company's Qualified Employee Profit Sharing Plan (the "Qualified Plan"). The Qualified Plan provides employees with supplemental retirement benefits through a plan treated favorably for tax purposes. The Qualified Plan reflects the belief that some portion of all employees' compensation should be tied to the performance of the Company in order to provide a sound incentive to enhance that performance and to keep the Company's compensation policies competitive with those of other similar companies. All employees of the parent company, Datron Systems Incorporated, are eligible to participate in the Qualified
Plan beginning on the April 1 following their date of employment. Annual contributions to the plan are determined by the Board. Fiscal 1995 contributions were $20,826 each for Mr. Derby, Mr. Pershing and Mr. Stephan. Contributions to the Qualified Plan vest over a seven-year period beginning after three years of service.

     The individuals identified in the Summary Compensation Table are also participants in the Company's Key Employee Incentive Plan (the "Key Employee Plan"). The Key Employee Plan further ties key executive compensation to Company financial performance by providing a bonus to be allocated among designated employees selected by the Board, upon recommendation by the Compensation Committee, after pre-determined profit goals and other criteria have been reached and after provision for the Qualified Profit Sharing Plan. The income and profit goals for the Key Employee Plan, and the associated contributions to the bonus pool, are determined annually by the Board. Fiscal 1995 contributions were $114,290 for Mr. Derby, $57,145 for Mr. Pershing and $57,145 for Mr. Stephan.

     The third element in the Company's executive officer compensation package is equity-based compensation. The Committee believes that by providing executive officers with an equity interest in the Company those officers are provided with additional incentives to work to maximize stockholder value over the long term. Such incentives have been provided principally by the granting of options under the Company's 1985 Stock Option Plan and will continue to be provided under the Company's 1995 Stock Option Plan assuming its approval by the stockholders of the Company. (The proposed 1995 Stock Option Plan is described under "Proposal 2 - Approval of 1995 Stock Option Plan" above). Under each plan, the options are designed to vest over a three-year period, to encourage officers to continue in the employ of the Company and reinforce the role of the options in providing a longer term incentive than do the annual bonus plans. The Company also has a limited stock purchase plan, the Key Employee Stock Purchase Plan, which has a similar purpose and pursuant to which Mr. Derby acquired 25,000 shares of Common Stock.

     CEO Compensation

     Mr. Derby has been President and Chief Executive Officer of the Company since 1982. Mr. Derby's base salary for Fiscal 1995 remained at $250,000 pursuant to his employment agreement. Mr. Derby's participation in the Company's Qualified Plan and Key Employee Plan, pursuant to which his bonus is determined, provides an incentive to maximize Company profitability on an annual basis. Through his equity ownership in the Company, consisting of 55,628 shares of Common Stock and options to purchase 37,500 shares of Common Stock, Mr. Derby shares with the other stockholders of the Company a significant stake in the long-range success of the Company's business.


                         Compensation Committee

                         Kent P. Ainsworth
                         Adrian C. Cassidy
                         Peter F. Scott



     Compensation Committee Interlocks and Insider Participation

     As noted above, during Fiscal 1995 executive compensation policy was set by the Compensation Committee. Each member of the Compensation Committee is a non-employee director of the Company.


                  COMPARATIVE STOCK PERFORMANCE


     Set forth below are line graphs which illustrate for the purpose of comparison the percentage change in the cumulative total stockholder return on the Company's Common Stock from March 31, 1990 through March 31, 1995 with the percentage change in the cumulative total return over the same period on
(i) the CRSP Index for the NASDAQ Stock Market - U.S. Companies, and (ii) the CRSP Index for the NASDAQ Stock Market - Communications Equipment Companies. This graph assumes an initial investment of $100 in each of the Company's Common Stock, the CRSP Index for the NASDAQ Stock Market - U.S. Companies and the CRSP Index for the NASDAQ Stock Market - Communications Equipment Companies on March 31, 1990 and that all dividends, if any, were reinvested.

                         [GRAPH APPEARS HERE]
         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

      AMONG DATRON SYSTEMS INCORPORATED, CRSP NASDAQ-U.S. COMPANIES AND
            COMMUNICATION EQUIPMENT COMPANIES

                                           CRSP Index       CRSP Index-NASDAQ
                         Datron Systems      NASDAQ        Communication Equipment
Measurement Point        Incorporated     U.S. Companies       Companies
- ---------------------    --------------   --------------  -----------------------
3/31/90                     $100             $100               $100

3/31/91                     $105             $114               $ 95
3/31/92                     $ 87             $146               $110
3/31/93                     $ 48             $167               $141
3/31/94                     $ 98             $181               $191
3/31/95                     $121             $201               $255


                 SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth as of June 16, 1995 certain information concerning (a) each person known to the Company to own beneficially more than 5% of the Common Stock, (b) each of the executive officers named in the Summary Compensation Table, and (c) all directors and executive officers as a group.


Name/Address
of Beneficial Owner                    Shares of Common Stock<F1>    % of Class
- --------------------------             -------------------------    ----------
Shufro, Rose & Ehrman                       270,600                  10.4%
  745 Fifth Avenue
  New York, NY  10151-0108

Fidelity Management & Resources Corp.       247,200                   9.5%
  82 Devonshire Street
  Boston, MA 02109

Denise Hale                                 208,649<F2>               8.0%
  835 Market Street, Room 300
  San Francisco, CA  94103

Kennedy Capital Management, Inc.            165,225                   6.4%
  425 North New Ballas Road
  St. Louis, MO   63141

Dimensional Fund Advisors                   131,204<F3>               5.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA   90401

David A. Derby                               93,128<F4>               3.5%

Richard W. Pershing                          81,506<F4>               3.1%

William L. Stephan                            7,600<F4>               0.3%

All directors and executive officers
  as a group (8 persons)                    299,884<F4>              11.1%

<F1> Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission.

<F2> Includes 208,649 shares owned of record by a revocable trust of which
Mrs. Hale is the trustee. The shares were transfered to the trust by Mrs. Hale in two separate transactions in 1995. The first transaction involved the transfer of 8,649 shares on February 28, 1995, and the second involved the transfer of 200,000 shares on May 16, 1995. Mrs. Hale reported both transactions pursuant to Section 16(a) of the Securities Exchange Act of 1934 on a Form 4 filed June 10, 1995, thereby making the reporting of the February transaction late. Mrs. Hale's spouse, Prentis C. Hale, also reported both transactions on a Form 4 filed June 10, 1995, thereby also making his report of the February transaction late. The 208,649 figure excludes 90,091 shares owned of record by Mr. Hale.

<F3> Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 131,204 shares of the Company's Common
Stock as of March 31, 1995, all of which shares are held in portfolios of DFA Investment
Dimensions Group Inc., a registered open-end investment company, or in series of
The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager.  Dimensional disclaims beneficial ownership of all such shares.

<F4> Includes 37,500, 11,000 and 6,600 shares obtainable upon the exercise of stock options held by Messrs. Derby, Pershing and Stephan, respectively.

                INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has acted as the Company's independent auditors since March 1983. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.


                  ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the year ended
March 31, 1995, containing the audited consolidated balance sheets as of March 31, 1995 and March 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the past three fiscal years, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

                      STOCKHOLDER PROPOSALS

     The Company will, in future proxy statements of the Board, include stockholder proposals complying with the applicable rules of the Securities and Exchange Commission and any applicable state laws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the Annual Meeting of Stockholders to be held in 1996, the proposal must be received in writing by the Secretary of the Company no later than March 10, 1996.

                          OTHER MATTERS

     The Board knows of no other matters that will be presented at the Annual Meeting. If, however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxyholders.

                               By Order of the Board of Directors,


                               Victor A. Hebert
                               Secretary

Escondido, California
July 6, 1995



       YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTPAID ENVELOPE.

PROXY
                   DATRON SYSTEMS INCORPORATED

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoint(s) DAVID A. DERBY and WILLIAM L. STEPHAN, or either one of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of DATRON SYSTEMS INCORPORATED which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on August 15, 1995, and at any adjournments or postponements thereof.

     1. To elect as director: Richard W. Pershing, David A. Derby, Kent P. Ainsworth, Adrian C. Cassidy, Prentis C. Hale, Peter F. Scott and Robert D. Sherer.

[ ] FOR all nominees listed        [ ] WITHHOLD AUTHORITY to vote
   (except as indicated below)         (as to all nominees)

 To withhold authority to vote for one or more individual nominees, write such name(s) on the line provided below:

  ___________________________________________________________

     2.   To approve the 1995 Stock Option Plan.

[ ] FOR approval of the            [ ] AGAINST approval of the
    1995 Stock Option Plan             1995 Stock Option Plan

                 [ ] WITHHOLD AUTHORITY to vote
                     on the approval of the
                     1995 Stock Option Plan

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR THE ADOPTION OF THE 1995 STOCK OPTION PLAN. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.


                              Date __________________, 1995

                              _______________________________
                                        (Signature)

                              _______________________________
                                        (Signature)

                              Please date and sign exactly as
                              name(s) appear(s) hereon.  If
                              shares are held jointly, each
                              holder must sign.  Please give full
                              title and capacity in which signing
                              if not signing as an individual.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.